                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A


         Current report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.



Date of report                              December 20, 1999
                                         ---------------------------


Commission File Number                      0-20766
                                         ---------------------------


         HCC Insurance Holdings, Inc.
--------------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware                                            76-0336636
--------------------------------------------------------------------------------
         (State or other jurisdiction of                     (IRS Employer
         incorporation or organization)                      Identification No.)

         13403 Northwest Freeway, Houston, Texas             77040-6094
--------------------------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


         (713) 690-7300
--------------------------------------------------------------------------------
         (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 20, 1999, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of October 11, 1999, by and among HCC Insurance Holdings, Inc. ("HCC"), Merger Sub of Delaware, Inc. ("Merger Sub"), a wholly owned subsidiary of HCC, and The Centris Group, Inc. ("Centris"), Merger Sub was merged into Centris and as a result of such merger, Centris became a wholly owned subsidiary of HCC. The merger was effected following a tender offer by Merger Sub for all of the outstanding Common Stock (including the associated common stock purchase rights) of Centris at $12.50 per share.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired

The financial statements of Centris included in the following documents as filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this report on Form 8-K/A:

                  (1) The Annual Report on Form 10-K of The Centris Group, Inc. for the fiscal year ended December 31, 1998 (Commission File No. 001-12099).

                  (2) The Quarterly Report on Form 10-Q on the Centris Group, Inc. for the period ended September 30, 1999 (Commission File No. 001-12099).

         (b)      Pro forma financial information

The following unaudited pro forma combined financial information gives effect to the acquisition of Centris by HCC in a transaction accounted for using the purchase method of accounting. The unaudited pro forma combined balance sheet is based on the individual balance sheets of HCC and Centris and has been prepared to reflect the acquisition of Centris as if it had occurred on September 30, 1999. The unaudited pro forma combined statements of earnings from continuing operations are based on the individual statements of earnings of HCC and Centris. They combine the results of continuing operations of HCC and Centris for the nine months ended September 30, 1999 and for the year ended December 31, 1998 as if the acquisition had occurred on January 1, 1998.

The unaudited pro forma combined financial information gives effect only to the reclassifications and adjustments set forth in the accompanying notes. The unaudited pro forma combined financial information is not necessarily indicative of the results of continuing operations or of the financial position of the combined companies for the periods presented, nor is it necessarily indicative of HCC's future results of continuing operations or financial position.

During the period September 30, 1999 through December 20, 1999, Centris incurred significant losses, primarily as a result of adverse underwriting results in its continuing and its discontinued operations. HCC's management became aware of the potential of such results during the due diligence process and gave effect to such expectations in the purchase price calculation. These losses will increase the ultimate goodwill calculation by approximately $21.7 million over the September 30, 1999 amount. Goodwill as of the purchase date is estimated to be $98.4 million.

The following pro forma financial information is included in this filing:

Unaudited Pro Forma Combined Balance Sheet as of September 30, 1999.

Unaudited Pro Forma Combined Statement of Earnings from Continuing Operations for the Nine Months Ended September 30, 1999.

Unaudited Pro Forma Combined Statement of Earnings from Continuing Operations for the Year Ended December 31, 1998.

           (c)      Exhibits

     13.1 Annual Report on Form 10-K of The Centris Group, Inc. for the fiscal year ended December 31, 1998 (Commission File No. 001-12099) - incorporated herein by reference.

     13.2 Quarterly Report on Form 10-Q of The Centris Group, Inc. for the period ended September 30, 1999 (Commission File No. 001-12099) - incorporated herein by reference.

     23    Consent of Independent Auditors

THIS REPORT ON FORM 8-K/A (THE "REPORT") CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. INVESTORS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS NECESSARILY INVOLVE RISKS AND UNCERTAINTY, INCLUDING, WITHOUT LIMITATION, THE RISK OF A SIGNIFICANT NATURAL DISASTER, THE INABILITY OF THE COMPANY TO REINSURE CERTAIN RISKS, THE ADEQUACY OF ITS LOSS RESERVES, THE FINANCIAL VIABILITY OF REINSURERS, THE EXPANSION OR CONTRACTION IN ITS VARIOUS LINES OF BUSINESS, THE IMPACT OF INFLATION, THE IMPACT OF YEAR 2000 ISSUES, CHANGING LICENSING REQUIREMENTS AND REGULATIONS IN THE UNITED STATES AND IN FOREIGN COUNTRIES, THE ABILITY OF THE COMPANY TO INTEGRATE ITS RECENTLY ACQUIRED BUSINESSES, THE EFFECT OF PENDING OR FUTURE ACQUISITIONS AS WELL AS ACQUISITIONS WHICH HAVE RECENTLY BEEN CONSUMMATED, GENERAL MARKET CONDITIONS, COMPETITION, LICENSING AND PRICING. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED OR INCORPORATED BY REFERENCE IN THIS REPORT THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE, INCLUDING, WITHOUT LIMITATION, SUCH THINGS AS FUTURE CAPITAL EXPENDITURES (INCLUDING THE AMOUNT AND NATURE THEREOF), BUSINESS STRATEGY AND MEASURES TO IMPLEMENT SUCH STRATEGY, COMPETITIVE STRENGTHS, GOALS, EXPANSION AND GROWTH OF THE COMPANY'S BUSINESSES AND OPERATIONS, PLANS, REFERENCES TO FUTURE SUCCESS, AS WELL AS OTHER STATEMENTS WHICH MAY INCLUDE WORDS SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "PLAN," "PROBABLY" AND OTHER SIMILAR EXPRESSIONS, CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD OVER TIME PROVE TO BE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS REPORT WILL THEMSELVES PROVE TO BE ACCURATE. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.



                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:       March  6, 2000            HCC INSURANCE HOLDINGS, INC.
                                       ----------------------------
                                       (Registrant)


                                       By:      /s/  Edward H. Ellis, Jr.
                                                -----------------------------
                                                Edward H. Ellis, Jr.
                                                Senior Vice President and
                                                Chief Financial Officer

                          HCC INSURANCE HOLDINGS, INC.
                   Unaudited Pro Forma Combined Balance Sheet
                               September 30, 1999
                             (amounts in thousands)


                                                    Historical                       Pro Forma
                                           ----------------------------    ----------------------------
                                           HCC Insurance    The Centris
                                           Holdings, Inc.   Group, Inc.    Adjustments        Combined
                                           --------------   -----------    -----------       ----------
ASSETS

Investments:
    Fixed income securities, at market      $   390,832     $  60,064     $  ( 79,000) B     $   371,896
    Marketable equity securities, at market       1,140         8,943                             10,083
    Short-term investments, at cost             206,001         4,940          21,903  A         232,844
    Other investments, at cost                    1,724          -                                 1,724
                                            -----------     ---------     -----------        -----------
       Total investments                        599,697        73,947         (57,097)           616,547

Cash                                             10,677        26,734         (21,903) A          15,508
Restricted cash and cash investments             82,611        33,484                            116,095
Reinsurance recoverables                        567,205       119,809                            687,014
Premium, claims and other receivables           468,145        71,612                            539,757
Assets held for transfer                           -           96,405                             96,405
Ceded unearned premium                          146,417        13,153                            159,570
Deferred policy acquisition costs                41,819          (383)          4,147  A          45,583
Goodwill                                        159,608         4,350          (2,794) C         237,841
                                                                               76,677  G
Other assets                                     77,832        36,308          (1,379) C         116,881
                                                                                4,120  E
                                            -----------     ---------     -----------        -----------

       Total assets                         $ 2,154,011     $ 475,419     $     1,771       $  2,631,201
                                            ===========     =========     ===========       ============

LIABILITIES

Loss and loss adjustment expense payable    $   668,807     $ 141,734                       $    810,541
Reinsurance balances payable                    127,617       101,241         (71,534) A         157,324
Unearned premium                                198,199        15,582                            213,781
Pending transferable reinsurance                   -           96,405                             96,405
Deferred ceding commissions                      42,498          -              4,147  A          46,645
Premium and claims payable                      431,895          -             71,534  A         503,429
Notes payable                                   189,559        25,000          70,500  B         285,059
Accounts payable and accrued liabilities         27,284        14,609           7,972  D          49,865
                                            -----------     ---------     -----------        -----------

       Total liabilities                      1,685,859       394,571          82,619          2,163,049

SHAREHOLDERS' EQUITY

Common Stock                                     48,711           125            (125) F          48,711
Additional paid-in capital                      175,564        46,574         (46,574) F         175,564
Retained earnings                               242,355        43,459         (43,459) F         242,355
Accumulated other comprehensive income            1,522        (1,159)          1,159  F           1,522
Treasury stock                                     -           (8,151)          8,151  F            -
                                            -----------     ---------     -----------        -----------

       Total shareholders' equity               468,152        80,848         (80,848)           468,152
                                            -----------     ---------     -----------        -----------

       Total liabilities and
       shareholders' equity                 $ 2,154,011     $ 475,419     $     1,771        $ 2,631,201
                                            ===========     =========     ===========        ===========

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                          HCC INSURANCE HOLDINGS, INC.
               Notes to Unaudited Pro Forma Combined Balance Sheet


Pro Forma Adjustments
---------------------

   A To reclassify certain assets and liabilities to conform with the balance sheet presentation of HCC.

   B To reflect the sale of $79 million in fixed income securities and issuance of $70.5 million in debt, the proceeds from which were used to acquire Centris. There was no material gain or loss realized on the sale of the fixed income securities.

   C     To adjust Centris assets to fair market value.

   D     To record additional liabilities, consisting of the following:


         Contractual executive severance accrual                    $      6,744,000
         Restructuring severance accrual                                     321,000
         Accrual for office space and
              equipment not to be used in
              continuing operations and other                                907,000
                                                                    ----------------
                          Total                                     $      7,972,000
                                                                    ================


   E To record deferred income tax effects of the asset adjustments and purchase accruals.

   F    To eliminate shareholders' equity of Centris.

   G To record goodwill as if the purchase had occurred on September 30, 1999, which is calculated as follows:


        Purchase price, including acquisition costs              $      149,500,000
        Less net identifiable assets, at fair value                     (72,823,000)
                                                                 --------------------

                                   Total                         $       76,677,000
                                                                 ====================


         The goodwill calculated as of September 30, 1999 differs from the goodwill calculated as of the purchase date due to the decrease in total shareholders' equity of Centris subsequent to September 30, 1999, principally as a result of underwriting losses in its continuing and discontinued operations. Goodwill as of the purchase date is estimated to be $98.4 million.

                          HCC INSURANCE HOLDINGS, INC.
               Notes to Unaudited Pro Forma Combined Balance Sheet
                                   (continued)


BASIS OF PRESENTATION
---------------------

Management believes the assumptions used provide a reasonable basis for presenting all the significant effects of the combination on the historical combined balance sheets of HCC and Centris, the pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments are properly applied in the unaudited pro forma combined balance sheet. However, HCC is in the process of finalizing the purchase accounting for Centris and certain pro forma adjustments may change.

                          HCC INSURANCE HOLDINGS, INC.
  Unaudited Pro Forma Combined Statement of Earnings from Continuing Operations
                  For the Nine Months Ended September 30, 1999
                  (amounts in thousands, except per share data)

                                                 Historical                          Pro Forma
                                       --------------------------------   ----------------------------------
                                       HCC Insurance    The Centris
                                       Holdings, Inc.   Group, Inc.         Adjustments         Combined
                                       ---------------------------------------------------------------------

REVENUE
    Net earned premium                  $     99,576      $   58,468       $                  $    158,044
    Management fees                           69,717          28,197            ( 644)   A          97,270
    Commission income                         44,742            -                 644    A          45,386
    Net investment income                     22,866           5,393           (3,010)   B          25,249
    Net realized investment gain(loss)          (266)            226                                   (40)
    Managed and withdrawal lines                  -           39,167          (39,167)   A          -
    Other operating income                    20,928            -                                   20,928
                                       ----------------  -------------    -------------      ---------------
          Total revenue                      257,563         131,451          (42,177)             346,837

EXPENSE
    Loss and LAE                              77,756          57,708                               135,464
    Operating expense
       Policy acquisition costs                3,490          17,941                                21,431
       Compensation expense                   56,818            -              10,997    A          67,815
       Provision for reinsurance              29,500            -                                   29,500
       Managed and withdrawal lines               -           39,167          (39,167)   A          -
       Other operating expense                36,212          15,929          (10,997)   A          44,019
                                                                                2,875    D
                                       ----------------  -------------    -------------      ---------------
          Net operating expense              126,020          73,037          (36,292)             162,765

    Interest expense                           9,217           2,583            3,987    C          15,787

                                       ----------------  -------------    -------------      ---------------

          Total expense                      212,993         133,328          (32,305)             314,016
                                       ----------------  -------------    -------------      ---------------

    Earnings (loss) before income
       tax provision                          44,570          (1,877)          (9,872)              32,821

    Income tax provision (benefit)            14,456           1,439           (1,583)   E          14,312
                                       ----------------  -------------    -------------      ---------------

          Net earnings (loss)  from
          continuing operations         $     30,114      $   (3,316)      $   (8,289)        $     18,509
                                       ================  =============    =============      ===============

BASIC EARNINGS (LOSS) PER SHARE DATA:

Income (loss) from continuing           $       0.62      $    (0.29)                         $       0.38
operations
                                       ================  =============                       ===============

Shares outstanding                            48,950          11,603                                48,950
                                       ================  =============                       ===============

DILUTED EARNINGS (LOSS) PER SHARE
DATA:

Income (loss) from continuing           $       0.60      $    (0.29)                         $       0.37
operations
                                       ================  =============                       ===============

Shares outstanding                            49,794          11,603                                49,794
                                       ================  =============                       ===============


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                          HCC INSURANCE HOLDINGS, INC.
  Unaudited Pro Forma Combined Statement of Earnings from Continuing Operations
                      For the Year Ended December 31, 1998
                  (amounts in thousands, except per share data)


                                                      Historical                          Pro Forma
                                            ---------------------------------   --------------------------------
                                            HCC Insurance     The Centris
                                            Holdings, Inc.    Group, Inc.      Adjustments        Combined
                                            --------------------------------------------------------------------

REVENUE
    Net earned premium                       $    143,100    $    111,435      $                 $    254,535
    Management fees                                74,045          34,829            (772) A          108,102
    Commission income                              38,441               -             772  A           39,213
    Net investment income                          29,335           5,284          (4,013) B           30,606
    Net realized investment gain                      845          16,768                              17,613
    Other operating income                         22,268               -                              22,268
                                            --------------  ---------------  -------------      ----------------
          Total revenue                           308,034         168,316          (4,013)            472,337

EXPENSE
    Loss and LAE                                   91,302          95,509                             186,811
    Operating expense
       Policy acquisition costs                    10,978          36,715                              47,693
       Compensation expense                        56,077              -           13,396  A           69,473
       Other operating expense                     36,170          17,967         (13,396) A           44,575
                                                                                    3,834  D
                                            --------------  ---------------  -------------      ----------------
          Net operating expense                   103,225          54,682           3,834             161,741

    Interest expense                                6,021           2,151           5,316  C           13,488
                                            --------------  ---------------  -------------      ----------------

          Total expense                           200,548         152,342           9,150             362,040
                                            --------------  ---------------  -------------      ----------------

    Earnings before income
       tax provision                              107,486          15,974         (13,163)            110,297

    Income tax provision                           35,208           6,088          (2,111) E           39,185
                                            --------------  ---------------  -------------      ----------------

          Net earnings from continuing       $     72,278    $      9,886      $  (11,052)       $     71,112
          operations
                                            ==============  ===============  =============      ================

BASIC EARNINGS PER SHARE DATA:

Income from continuing operations            $       1.51    $       0.82                        $       1.48
                                            ==============  ===============                     ================

Shares outstanding                                 47,920          12,037                              47,920
                                            ==============  ===============                     ================

DILUTED EARNINGS PER SHARE DATA:

Income from continuing operations           $        1.48    $       0.81                        $       1.45
                                            ==============  ===============                     ================

Shares outstanding                                 48,936          12,278                              48,936
                                            ==============  ===============                     ================


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                          HCC INSURANCE HOLDINGS, INC.
          Notes to Unaudited Pro Forma Combined Statements of Earnings
                           from Continuing Operations



PRO FORMA ADJUSTMENTS
---------------------

A To reclassify certain revenues and expenses to conform with the statement of earnings presentation of HCC.

B To recognize the reduction in investment income due to sale of fixed income securities to finance the acquisition.

C To record interest expense at current rate (7.54%) on additional debt ($70.5 million) incurred to finance the acquisition.

D To record amortization expense based on an estimated $76.7 million of goodwill, calculated as of September 30, 1999, amortized over 20 years.

      The goodwill calculated as of September 30, 1999 differs from the goodwill calculated at the purchase date due to the decrease in total shareholders' equity of Centris subsequent to September 30, 1999, principally as a result of underwriting losses in its continuing and discontinued operations. Goodwill at the purchase date is estimated to be $98.4 million, which would increase annual amortization by $1.1 million, from $3.8 million to $4.9 million.

E To record income tax effects on reduced investment income and additional interest expense. The difference between the statutory tax rate and the effective tax rate is the result of non-taxable municipal bond interest and the amortization of nondeductible goodwill.


BASIS OF PRESENTATION
---------------------

Management believes the assumptions used provide a reasonable basis for presenting all the significant effects of the combination on the historical combined statements of earnings from continuing operations of HCC and Centris, the pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments are properly applied in the unaudited pro forma combined statements of earnings from continuing operations. However, HCC is in the process of finalizing the purchase accounting for Centris and certain pro forma amounts may change.

Centris sold its property/casualty reinsurance operation in June, 1999. For the historical Centris statements of earnings included in this pro forma financial information, Centris presented the statement of earnings effects of its property/casualty reinsurance operations as a discontinued operation. Accordingly, under the rules of the Securities and Exchange Commission, the results of discontinued operations are not contained in the accompanying unaudited pro forma combined statements of earnings from continuing operations.